Exhibit 10.2

FORM OF AGREEMENT

2022 PERFORMANCE STOCK UNIT

AWARD AGREEMENT

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION

NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED

ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS

This 2022 Performance Stock Unit Award Agreement (the “Agreement”) is made as of the _____ day of ____________, 2022 (the “Award Date”), by and between CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the “Company”), and [INSERT NAME] (the “Participating Officer”).

WHEREAS, the Participating Officer is an officer of the Company and is employed by CBL & Associates Management, Inc. (the “CBL Management Company”), an affiliate of the Company; and

WHEREAS, pursuant to the Equity Incentive Plan (as hereinafter defined) and subject to the terms of this Agreement, the Company desires to grant to the Participating Officer performance stock units as described herein and on the terms set forth herein (“PSUs”).

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.Definitions; Conflicts.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) as may be hereafter amended.  The terms and provisions of the Equity Incentive Plan, including without limitation definitions of capitalized terms as set forth in the Equity Incentive Plan, are incorporated herein and in the event of any conflict or inconsistency between the terms and provisions of the Equity Incentive Plan and the terms and provisions of this Agreement, the Company’s Compensation Committee (the “Committee”) shall have the exclusive discretion to resolve such conflict or inconsistency.  Specifically, but without limitation, the granting of the PSUs under this Agreement and any and all issuances of shares of Common Stock for PSUs pursuant to this Agreement shall be subject to the terms and provisions of the Equity Incentive Plan including but not limited to any term in the Equity Incentive Plan providing a  maximum limitation on the number of shares of Common Stock that may be subject to the PSUs granted to the Participating Officer pursuant to this Agreement in any calendar year.

2.Grant of PSUs.  Subject to the terms and conditions of this Agreement including but not limited to any adjustment for dividend equivalency as set forth in Paragraph 4 below, the Company hereby grants to the Participating Officer [INSERT #] PSUs (such number of PSUs is referred to hereinafter as the “Target Award”).  Each PSU represents one share of the Company’s common stock, $0.001 par value (“Common Stock”).  As further provided on Exhibit A, the Participating Officer may earn up to twenty five percent (25%) of the Target Award for each calendar year during the Full Performance Period as defined below. The actual number of PSUs earned by the Participating Officer shall be determined following the end of each calendar year (each such calendar year being referred to herein as an “Annual Performance Period”) over a four-year performance period coinciding with the Company’s fiscal years 2022 through 2025 (the “Full Performance Period”) based upon the satisfaction of the performance goals (the “Performance Goals”) set forth on Exhibit A attached hereto for each such Annual Performance Period.  Following the completion of each such Annual Performance Period, and as soon as practicable following the date on which the Committee certifies the performance results for such Annual Performance Period (the “Certification Date”), but subject to applicable grace periods and other provisions as set forth on Exhibit A and subject to adjustment for dividend equivalency as set forth in Paragraph 4 below, the Company shall issue to the Participating Officer a number of shares of Common Stock equal to the number of PSUs earned by the Participating Officer for such Annual Performance Period.

3.Forfeiture of PSUs.  As noted herein, PSUs are not shares of Common Stock.  Shares of Common Stock may be issued for PSUs upon satisfaction of Performance Goals as noted herein.  Set forth in this Paragraph 3 are the provisions governing the forfeiture of PSUs in the event the Participating Officer’s employment with the CBL Management Company is terminated prior to the issuance of Common Stock for PSUs.

(a) General. Except as set forth in Paragraphs 3(b) or 3(c) below, if the Participating Officer’s employment with the CBL Management Company terminates for any reason prior to the end of an Annual Performance Period, the Participating Officer’s PSUs granted pursuant to this Agreement shall thereupon be forfeited and the Participating Officer shall have no further right, title and/or interest in such PSUs for such Annual Performance Period or any subsequent Annual Performance Period.

(b)Termination for Death or Disability.   If the Participating Officer’s employment with the CBL Management Company terminates for reasons of the Participating Officer’s death or disability (defined as the complete and permanent disability of the Participating Officer as defined by the Company’s benefit insurance plans) prior to the end of an Annual Performance Period, then a portion of the PSUs for such Annual Performance Period shall nonetheless be deemed earned by the Participating Officer if the relevant Performance Goals for such Annual Performance Period are achieved.  The portion of the PSUs for such Annual Performance Period deemed to be earned by the Participating Officer will be a pro-rated portion of the PSUs granted under this Agreement for such Annual Performance Period, calculated based upon the quotient of (i) the number of calendar days from January 1 of such Annual Performance Period through the date of such termination occurring within such Annual Performance Period divided by (ii) 365.   Upon the determination of the portion of the Participating Officer’s PSUs earned through his/her date of termination for such Annual Performance Period, the balance of the Participating Officer’s PSUs for such Annual Performance Period granted pursuant to this Agreement shall thereupon be forfeited and the Participating Officer shall have no further right, title and/or interest in such PSUs for such Annual Performance Period or any subsequent Annual Performance Period.  By way of clarification, (A) a Participating Officer whose employment is terminated due to his/her death or disability shall be deemed to have earned the PSUs for the Annual Performance Period within which his/her termination occurred if the Performance Goals were achieved for such Annual Performance Period subject only to the pro-ration referenced herein, and such Participating Officer (or his/her estate/representative) shall be entitled to receive the shares of Common Stock represented by such PSUs (in the pro-rated amount) following the conclusion of such Annual Performance Period as set forth in Paragraph 2 above as if such Participating Officer’s employment had not been terminated and any and all applicable grace periods set forth on Exhibit A shall likewise be in force with respect to such PSUs and (B) the PSUs of the Participating Officer for the Annual Performance Period during which the termination of employment of the Participating Officer occurred and for any prior Annual Performance Periods shall be the only PSUs subject to any adjustment per any applicable grace periods set forth on Exhibit A and the Participating Officer’s PSUs for any subsequent Annual Performance Period shall be forfeited.

(c)Termination Without “Cause”.  If the Participating Officer’s employment with CBL Management Company is terminated by the Company without “cause” (as “cause’ is defined on Exhibit B attached hereto) prior to the end of an Annual Performance Period, then a portion of the PSUs for such Annual Performance Period shall nonetheless be deemed earned by the Participating Officer if the relevant Performance Goals for such Annual Performance Period are achieved.  The portion of the PSUs for such Annual Performance Period deemed to be earned by the Participating Officer will be a pro-rated portion of the PSUs granted under this Agreement for such Annual Performance Period, calculated based upon the quotient of (i) the number of calendar days from January 1 of such Annual Performance Period through the date of such termination occurring within such Annual Performance Period divided by (ii) 365.

Upon the determination of the portion of the Participating Officer’s PSUs earned through his/her date of termination for such Annual Performance Period, the balance of the Participating Officer’s PSUs for such Annual Performance Period granted pursuant to this Agreement shall thereupon be forfeited and the Participating Officer shall have no further right, title and/or interest in such PSUs for such Annual Performance Period or any subsequent Annual Performance Period. By way of clarification, (A) a Participating Officer whose employment is terminated by the Company without “Cause” shall be deemed to have earned the PSUs for the Annual Performance Period within which his/her termination occurred if the Performance Goals were achieved for such Annual Performance Period subject only to the pro-ration referenced herein, and such Participating Officer shall be entitled to receive the shares of Common Stock represented by such PSUs (in the pro-rated amount) following the conclusion of such Annual Performance Period as set forth in Paragraph 2 above as if such Participating Officer’s employment had not been terminated and any and all applicable grace periods set forth on Exhibit A shall likewise be in force with respect to such PSUs and (B) the PSUs of the Participating Officer for the Annual Performance Period during which the termination of employment of the Participating Officer occurred and for any prior Annual Performance Periods shall be the only PSUs subject to any adjustment per any applicable grace periods set forth on Exhibit A and the Participating Officer’s PSUs for any subsequent Annual Performance Period shall be forfeited.

Upon the conclusion of the Full Performance Period, the provisions of this Paragraph 3 shall have no further force and effect.

4.Dividend Equivalency.  As noted herein, shares of Common Stock may be issued for PSUs upon satisfaction of Performance Goals as noted herein.   During the pendency of this Agreement, dividends in the form of stock or cash dividends may be declared and paid on the Common Stock.  In such events, the number of PSUs granted to the Participating Officer shall be adjusted as if the shares of Common Stock represented by such PSUs had received the applicable stock or cash dividend.  As for stock dividends, a number of PSUs shall be added to the Target Amount corresponding to the number of shares of Common Stock that would have been payable per such stock dividend on the then-outstanding number of PSUs under this Agreement as if Common Stock had been issued for such PSUs.  As to cash dividends, a number of PSUs shall be added to the Target Amount corresponding to the number of shares of Common Stock that could have been acquired by the cash dividend payable on the then-outstanding number of PSUs under this Agreement as if Common Stock had been issued for such PSUs, and the calculation of the number of shares of Common Stock that could have been acquired shall be based on the closing price of the Common Stock on the record date for the cash dividend at issue.  Any increase in the number of PSUs granted to the Participating Officer by virtue of the provisions of this Paragraph 4 shall in no way impact the determination of whether, when and in what percentages such PSUs have been earned pursuant to the terms of this Agreement.

The provisions of this Paragraph 4 shall have no force and effect after shares of Common Stock are issued to the Participating Officer as set forth in this Agreement.

5.Equitable Adjustments.  The Participating Officer understands and acknowledges that the PSUs and the shares of Common Stock to be issued hereunder may be subject to adjustment or substitution, as determined by the Company or the Committee, as to the number, price or kind of a share of stock or other consideration subject to such awards or as otherwise determined by the Company or the Committee to be equitable in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award.   If the Company effects a subdivision or consolidation of shares of Common Stock or other capital adjustment, the number of PSUs (and the number of shares of Common Stock that will be issued upon conversion) shall be adjusted in the same manner and to the same extent as all other shares of Common Stock of the Company.  In the event of material changes in the capital structure of the Company resulting from: the payment of a special dividend (other than regular quarterly dividends) or other distributions to shareholders without receiving consideration therefore; the spin-off of a subsidiary; the sale of a substantial portion of the Company’s assets; a merger; or other extraordinary non-recurring events affecting the Company’s capital structure and the value of Common Stock, equitable adjustments shall be made in the terms of outstanding Awards, including the number of PSUs and underlying shares of Common Stock as the Committee determines are necessary or appropriate to prevent an increase or decrease in the value of PSUs relative to Common Stock or the dilution or enlargement of the rights of recipients.

6.Rights as a Shareholder.  The Participating Officer shall have no rights as a shareholder with respect to the PSUs.  Following the issuance of shares of Common Stock for PSUs, however, the Participating Officer shall have all of the rights of a shareholder with respect to the shares of Common Stock so issued.

7.Non-Transferability of PSUs.  Except for any transfers that may be required by law, the PSUs may not be transferred by the Participating Officer and any non-permitted attempted transfer by the Participating Officer shall be null and void.

8.No Enlargement of Employment Rights.  Nothing in this Agreement shall be construed to confer upon the Participating Officer any right to continued employment or to restrict in any way the right of the Company or any Subsidiary or Affiliate including the CBL Management Company to terminate the Participating Officer’s employment at any time.

9.Income Tax Withholding.  The Company, in its sole discretion, shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld with respect to this Agreement, including, but not limited to, the following:  (i) deducting the amount of any such withholding taxes therefrom or from any other amounts then or thereafter payable to the Participating Officer by the Company including the CBL Management Company; (ii) requiring the Participating Officer, or the beneficiary or legal representative of the Participating Officer, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable the Company to satisfy its withholding obligations; and/or (iii) withholding from the shares of Common Stock otherwise payable and/or deliverable one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

10.Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11.Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

12.Headings and Exhibits.  Headings are for the convenience of the parties and are not deemed to be part of this Agreement.  Exhibits are deemed part of this Agreement and are specifically incorporated herein.  In the event of any conflict in the provisions of Exhibit A and the other provisions of this Agreement, the provisions of Exhibit A shall control.

13.Power of Attorney.  The Participating Officer, by execution of this Agreement, does hereby appoint the Company as the Participating Officer’s attorney-in-fact for the limited purposes of executing any documents or instruments necessary in conjunction with the PSUs and any shares of Common Stock to be issued pursuant to this Agreement.

14.Compliance with Section 409A.  It is intended that this Agreement shall be an exempt short-term deferral for purposes of Section 409A of the Code.  Consistent with such intent and Treasury Regulation §1.409A-1(b)(4), in no event shall the shares of Common Stock (or any other amount payable in lieu thereof) be delivered or paid to the Participating Officer beyond the later of:  the 15th day of the third month following the end of the Participating Officer’s first taxable year in which the right to the shares or payment is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of the Company’s first taxable year in which the right to the shares or payment is no longer subject to a substantial risk of forfeiture.  Notwithstanding the foregoing, if for whatever reason the Agreement does not meet the short-term deferral exemption, the Company shall first maximize any and all other exemptions available to it under Code Section 409A and shall then, as applicable interpret and administer the Agreement in manner which is consistent with Section 409A.  Any reference to a “termination of employment” or similar term or phrase shall be interpreted as a “separation from service” within the meaning of Code Section 409A and the regulations issued thereunder.

15.Reference to Company.  The grant of PSUs hereunder is being made to the Participating Officer by virtue of the Participating Officer’s status as an employee of the CBL Management Company.  As stated above, the CBL Management Company is an affiliate of the Company.  The use of the term “Company” in this Agreement shall, unless the context specifically states otherwise, be deemed to include both CBL & Associates Properties, Inc. and the CBL Management Company.

16.Prospectus.A current prospectus describing the material terms of the Equity Incentive Plan is available for review in the Company’s internal website in the CBL Employee Guide in One Note under “Benefits – General Information – Equity Incentive Plan”.

17.Counterpart Execution.This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument.  To facilitate execution of this Agreement, the parties may exchange counterparts of the signature page by facsimile or electronic mail (e-mail), including, but not limited to, as an attachment in portable document format (PDF), which shall be effective as original signature pages for all purposes.

18.Administration and Interpretation.  The Participating Officer acknowledges and agrees that the Committee shall have sole authority, subject to the terms hereof, to supervise the administration of this Agreement, to interpret the terms and provisions hereof and to otherwise adopt, alter and repeal such administrative rules, guidelines and practices governing the awards being provided under this Agreement as the Committee shall, from time to time, deem advisable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Award Date first written above.

CBL & ASSOCIATES PROPERTIES, INC.

By: _______________________________

PARTICIPATING OFFICER:

____________________________________

[INSERT NAME]

EXHIBIT A

PERFORMANCE GOALS FOR PERFORMANCE STOCK UNIT AWARD

Performance Goals Overview

The PSUs may be earned for each year based on achieving both of i.) a Total Market Return (“TMR”) for the Company’s Equity AND ii.) a stated goal (the “Stated Goal”). The TMR is calculated as the sum of i.) the average of the multiple of the Company’s average number of shares of Common Stock outstanding and the average closing share price of Common Stock for twenty (20) consecutive trading days and ii.) the value of cash dividends declared during a TMR Performance Period (as defined below).  Stated Goals are listed below.

Measurement Date and Grace Period

On or after December 31st of each calendar year, the Committee will review each applicable performance period to determine whether the TMR Goal and Stated Goal for that year has been met.

The TMR Goal will have been met if the required level (the TMR, as defined above, is measured over twenty consecutive trading days) is achieved at any time during the last ninety (90) trading days of each applicable year (the “TMR Performance Period”).  In Year 4, if the TMR Goal is not achieved by December 31st, the measurement period will extend through June 30th of the following calendar year (“TMR Year 4 Grace Period”).  The Year 4 TMR Goal will be met if the required TMR level is achieved at any time during the TMR Year 4 Grace Period.  The TMR Performance Period for each year will be as follows:

Year 1 (14 months)Year 2 (12 months)Year 3 (12 months)Year 4 (12 months)(1)

11/1/2021 – 12/31/202201/01/23– 12/31/202301/01/2024 – 12/31/202401/01/25 – 12/31/2025

(1) Exclusive of the TMR Year 4 Grace Period.

The Stated Goal for each year will have been met if it is achieved at any time during a cumulative performance period beginning November 1, 2021 and ending on December 31st of the applicable calendar year (the “Stated Goal Performance Period”) as shown in the chart below or, if applicable, through the Stated Goal Grace Period, as defined below.  The Stated Goal Performance Period for each year will be as follows:

Year 1 Year 2 Year 3 Year 4

11/1/2021 – 12/31/202211/1/2021 – 12/31/202311/1/2021 – 12/31/202411/1/2021 – 12/31/2025

The Stated Goals will also be subject to a grace period of six months following the last day of each Stated Goal Performance Period (the “Stated Goal Grace Period”).

Specific Performance Goals

For any given performance period, if both the required TMR Goal and Stated Goal is achieved, PSUs for such year (25% of PSUs per year) will be earned.  Additionally, any PSUs from prior years where the Stated Goal was achieved will be deemed earned.

The TMR Goal and Stated Goal that must be achieved for each performance period is outlined in the chart below:

Performance Period (1)Year 1

(11/1/2021 – 12/31/2022)Year 2

(01/01/23– 12/31/2023)Year 3

(01/01/2024 – 12/31/2024)Year 4

(01/01/25 – 12/31/2025)

TMR Goal$728,000,000$815,360,000$913,203,200$1,022,787,584

Stated GoalComplete exchange of 7% Notes and Refinance of 10% NotesAchieve an MSCI ESG Rating of B or higherAddress secured mortgage loans through purchase, sale, conveyance, refinance, restructure or extension, based on a schedule of debt maturities approved by the Committee.Execute extension option or refinance the term loan

(1) Performance Periods are exclusive of the TMR Year 4 Grace Period and the Stated Goal Grace Period applicable to each year.

Stated Goal Lookback

At the end of the full four-year performance period, if all four Stated Goals are achieved within each respective Stated Goals Performance Period (including any applicable Grace Period), 50% of all remaining PSUs will be deemed earned provided the employment of the Participating Officer has not been terminated before the end of the full four-year performance period.  Under the Stated Goal Lookback, the TMR Goals are not required to be met for the PSUs to be earned.

Exhibit B

“Cause” Definition

For purposes of this Agreement, “Cause” shall mean (i) any act of fraud or willful malfeasance committed by Participating Officer; (ii) Participating Officer’s engagement in conduct which, is injurious to the Company or any of its affiliates, monetarily or otherwise if (provided, that, such conduct is capable of being cured), after written notice by the Board or the Compensation Committee to Participating Officer stating, with specificity, the alleged conduct and providing direction and a reasonable opportunity for Participating Officer to cure any such alleged conduct, Participating Officer then fails to cure such alleged conduct within thirty (30) days following Participating Officer’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iii) Participating Officer’s failure to perform Participating Officer’s material duties, if (provided, that, such failure to perform or material breach is capable of being cured), after written notice by the Board or the Compensation Committee to Participating Officer stating, with specificity, the duties Participating Officer has failed to perform and providing direction and a reasonable opportunity for Participating Officer to cure any such alleged failures, Participating Officer then fails to cure alleged failures within thirty (30) days following Participating Officer’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iv) Participating Officer’s  conviction of, or pleading guilty or no contest to, a felony, or a conviction of, or a plea of guilty or no contest to, any criminal offence involving fraud, willful malfeasance, embezzlement, extortion, bribery, misappropriation or moral turpitude; (v) Participating Officer’s (A) material violation of the Company’s policies and procedures including, but not limited to, (I) the Company’s policies prohibiting conduct that constitutes sexual misconduct, harassment (including sexual harassment), discrimination or retaliation and (II) the Third Amended and Restated Code of Business Conduct and Ethics dated August 9, 2018, as may be further amended; and (B) engagement in any conduct or cover-up of such conduct that is in violation of any of the Company’s policies and procedures (including but not limited to policies listed in (I) and (II) of this paragraph) that could cause or has caused damage to the reputation or business of the Company or any of its affiliates or their respective employees; provided, however, that, except for violations that would constitute “Cause” under subsection (iv) directly above, after written notice by the Board or the Compensation Committee to Participating Officer stating, with specificity, the material violations alleged to have been committed by Participating Officer and providing direction and a reasonable opportunity for Participating Officer to cure any such alleged violations (if curable, as determined by the Board or the Compensation Committee), Participating Officer then fails to cure alleged violations within thirty (30) days following Participating Officer’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee.

As used herein and solely for the purposes of this Agreement, the voluntary resignation by a Participating Officer as an officer and employee of the Company shall be deemed to be a termination by the Company of the Participating Officer for “Cause”.

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